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                                                                    EXHIBIT 10.5

                    CONVEYANCE AND INDEMNIFICATION AGREEMENT

        This CONVEYANCE AND INDEMNIFICATION AGREEMENT (the "Agreement") dated November ___, 1996 is entered into between the FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") in its corporate capacity ("FDIC Corporate"); the FDIC Receivers (as defined in that certain Settlement Agreement dated as of June 22, 1994) (whether one or more, the "Indemnitee"); FCLT Loans, L.P., as an assignee of First City Bancorporation of Texas, Inc. ("FCBOT") and its related entities ("FCBOT Affiliated Entities") (FCBOT and the FCBOT Affiliated Entities are collectively referred to as the "First City Parties") and FIRSTCITY LIQUIDATING TRUST ("FCLT"). Capitalized terms used in this Agreement and not otherwise defined shall be given the same meaning as set forth in the Settlement Agreement (as defined below).

                                   RECITALS:

        WHEREAS, pursuant to the terms of that certain Settlement Agreement dated as of June 22, 1994, between FDIC Corporate, the FDIC Receivers, and the First City Parties, as amended as of January 30, 1995 (as amended, the "Settlement Agreement"), the FDIC Receivers agreed to, among other things, (i) effect distributions of the Surplus (as defined in the Settlement Agreement) generated out of the First City Bank Receiverships (as defined in the Bankruptcy
Plan) to the First City Parties and (ii) defend certain litigation and other disputed matters of the First City Parties, the FDIC Receivers, FDIC Corporate and/or certain other parties: and

        WHEREAS, FCLT Loans, L.P. is an assignee of the First City Parties: and

        WHEREAS, FCLT is the sole limited partner of FCLT Loans, L.P.; and

        WHEREAS, the parties find it to be mutually desirable to terminate the First City Bank Receiverships prior to the originally anticipated termination date; and

        WHEREAS, the FDIC Receivers desire to make an early final cash distribution of Surplus in the amount of $19,690,217.33 (the "Cash Assets") pursuant to Section 5.1 of the Settlement Agreement; and
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        WHEREAS, as a condition to the closing of the First City Bank
Receiverships and the final distribution of Surplus by the FDIC Receivers prior to the scheduled payment date and as consideration therefor, the parties desire to enter into an agreement whereby (i) FCLT Loans, L.P. will provide indemnity to the FDIC against any known or unknown liabilities, claims or expenses in an aggregate amount up to $12 million, $2 million or the amount of known litigation risk as determined in FDIC's sole discretion, whichever amount is greater, of which shall be secured by a replenishable, interest bearing account at FHLB-Chicago, payable to the FDIC, (ii) FCLT Loans, L.P. will assume all outstanding obligations held by the FDIC associated with the First City Bank Receiverships and (iii) all of the rights and privileges held by the FDIC Receivers in cash assets shall be assigned to FCLT Loans, L.P.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

        1.      DISTRIBUTION OF SURPLUS ASSIGNMENT OF RIGHTS.

                a. ASSIGNMENT OF CASH ASSETS. As the final cash distribution of Surplus pursuant to Section 5.1 of the Settlement Agreement, the FDIC Receivers hereby sell, transfer, assign and convey unto FCLT Loans, L.P. all of FDIC Receivers' rights, title and interest in and to the Cash Assets.

                b. INDEMNIFICATION. As a condition to and in consideration of the assignment of the Cash Assets from the FDIC Receivers to FCLT Loans, L.P., FCLT Loans, L.P. agrees to indemnify the FDIC against any known or unknown liabilities, obligations or actual expenses incurred by the FDIC which may arise now or in the future until the Termination Date (as hereinafter defined) associated with the First City Bank Receiverships (the "Indemnified Obligations"). Such indemnification shall be subject to the conditions and limitations, and governed by the procedures, set forth in Section 3 hereof.

        2.      ASSIGNMENT OF OUTSTANDING LITIGATION

                a. PROCEEDS. The FDIC Receivers hereby transfer and assign to FCLT Loans, L.P., and FCLT Loans, L.P. hereby assumes and accepts, the obligation to pay all the costs and expenses incurred or to be incurred in connection with the litigation, claims and obligations described on Schedule A hereto (the "Outstanding Claims"), and the right to receive any proceeds recovered by the FDIC in connection therewith. The FDIC shall have the absolute right to defend and manage the Outstanding Claims in its sole discretion, including, but





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not limited to, the right to select counsel to defend the Outstanding Claims and to settle the Outstanding Claims on terms acceptable to the FDIC.

3.      INDEMNIFICATION

        a.      GENERAL.   FCLT Loans, L.P. shall indemnify, and reimburse
Indemnitee for all liabilities, obligations, actual expenses, costs and any loss incurred by the FDIC associated with the First City Bank Receiverships, including, but not limited to, actual expenses incurred in connection with the Outstanding Claims; provided, however, that in no event shall FCLT Loans, L.P.'s liability under Section 1(b) and this Section 3(a) exceed twelve million dollars ($12,000,000). The term "actual expenses" as used herein shall include, but is not limited to, all research costs, accounting charges, review fees, attorneys' fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or actual expenses of any kind incurred in connection with operating the First City Bank Receiverships and in defending litigation, preparing to defend, investigating, or being or preparing to be a witness in litigation.

4.      SECURITY AGREEMENT

        a.      SECURITY INTEREST.   FCLT Loans, L.P. hereby grants bargains,
sells, transfers and assigns to Indemnitee a security interest (the "Security Interest") in and to the following Collateral (as defined herein).

        b.      COLLATERAL.   The Security Interest granted hereby covers the
following collateral (the "Collateral"): A replenishable, interest bearing account at FHLB-Chicago, payable to the FDIC, evidencing a deposit by FCLT Loans L.P. in the original principal amount of two million dollars ($2,000,000.00) or the amount of the known litigation risk as determined in FDIC's sole discretion at any time, whichever amount is greater (the "Secured Amount"), payable to the order of FDIC.

                (i) The FDIC shall have the absolute right to draw down the Collateral, including any accrued interest, to reimburse the FDIC for payment of any and all Indemnified Obligations or Outstanding Claims in accordance with this Agreement as determined in FDIC's sole discretion.

                (ii) The FDIC will give written notice and an accounting as appropriate to FCLT Loans, L.P. of all amounts drawn from the Collateral or of any increase of the known litigation risk, which notice will serve as written demand for




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FCLT Loans, L.P. to deposit additional funds to the Collateral to bring the account up to the Secured Amount.

        (iii) Once FCLT Loans, L.P. has deposited an additional two million dollars ($2,000,000) to the Collateral account pursuant to written notice from the FDIC as set forth in subsection (ii) above, FCLT Loans, L.P. may request, at its sole discretion and cost, a mediation to determine the reasonableness of any new written notice and/or demand requiring a further deposit of more than one hundred thousand dollars ($100,000). To activate its rights under this subsection, FCLT Loans, L.P. must first give written notice to the FDIC concurrent with its timely deposit of the disputed additional funds to the Collateral account. Failure to timely make the required deposit will act to nullify this subsection and trigger the Default provision of this Agreement. If at mediation, it is agreed that FDIC's written notice and/or demand was unreasonable under the terms of this Agreement, in whole or in part, then the affected funds will be returned to FCLT Loans, L.P. with accrued interest.

    c.  FCLT LOANS L.P.'S WARRANTIES AND COVENANTS.

        (i) Except for the Security Interest granted to the Indemnitee pursuant to this Agreement, FCLT Loans, L.P. is the sole owner of the Collateral, having title thereto, free and clear of any and all claims, liens, mortgages, privileges, encumbrances, security interests or rights of others.

        (ii) No security agreement, financing statement, statement of assignment, mortgage, or equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office.

        (iii) This Agreement constitutes and creates a valid and continuing first lien on and first security interest in the Collateral in favor of the Indemnitee, prior to all other liens, encumbrances, security interests, privileges, statements of assignment and rights of others.

        (iv) FCLT Loans, L.P. shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Indemnitee.

        (v) FCLT Loans, L.P. shall keep the Collateral free from liens, privileges, statements of assignment, mortgages or other security interests except for the Security Interest hereby granted. FCLT will not sell, pledge, encumber or otherwise dispose or hypothecate the Collateral or any portion thereof.


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        d.  DEFAULT.  FCLT Loans, L.P. shall be in default under this Agreement upon the happening of any of the following events or conditions:

            (i) failure to comply with any of the provisions of this Agreement, including, but not limited to, the payment of any subsequent payments needed to replenish or increase the Collateral up to the then current Secured Amount within five business days from receipt of written notice in accordance with section 4 (b)(ii) above.

        e. REMEDIES. When any event of default occurs and at any time thereafter, the Indemnitee may liquidate the Collateral, including accrued interest, keep any and all cash proceeds and take such other legal action as may be necessary to enforce this Agreement.

        f.  GENERAL.

            (i) TERMINATION. Assuming that the Secured Amount has not been exhausted on the Termination Date (as hereinafter defined) then, and in that case only, any remaining Security Interest evidenced hereby or provided for herein shall terminate and the remaining Collateral, along with accrued interest, if any, together with this Agreement shall be returned to FCLT Loans, L.P.

             (ii) WAIVER. No delay on the part of the Indemnitee in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any power or right. No waiver by the Indemnitee of any right hereunder or of any default by FCLT Loans, L.P. shall be binding upon the Indemnitee unless in writing, and no failure by the Indemnitee to exercise any right hereunder or waive of any default of FCLT Loans, L.P. shall operate as a waiver of any other or further exercise of such right or of any further default.

5.      GENERAL

        a. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon March 31, 1999.

        b. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever; (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not



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itself invalid, illegal or unenforceable) shall not in any way be effected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

        c.      IDENTICAL COUNTERPARTS.   This Agreement may be executed in one
or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

        d.      HEADINGS.   The headings of the paragraphs of this Agreements
are inserted for convenience only and shall not be deemed to constitute part of or to effect the construction of this Agreement.

        e.      MODIFICATION AND WAIVER.   This instrument contains the entire
agreement of the parties with respect to its subject matter. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver.

        f.      PARTIES BOUND.   The rights of the Indemnitee hereunder shall
inure to the benefit of its successors and assigns. The terms of this Agreement shall be binding upon heirs, executors, administrators, successors, and assigns of the parties hereto. All representations, warranties and agreements of FCLT Loans, L.P. shall bind FCLT Loans, L.P.'s personal representatives, heirs, successors and assigns.

        g.      NOTICE.   All notices, requests, demands and other
communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after mailing:




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                        (1)     If to Indemnitee, to:

                                Mr. G. Michael Newton
                                Regional Director
                                FDIC
                                5080 Spectrum, Suite 1000E
                                Dallas, Texas 75248

                                with a copy to:

                                Regional Counsel
                                FDIC Legal Division
                                5080 Spectrum Drive, Suite 1000E
                                Dallas, Texas 75248

                        (2)     If to FCLT or FCLT Loans, L.P., to:

                                Mr. Robert W. Brown
                                President, FCLT Loans Asset Corp.
                                1021 Main, Suite 2600
                                Houston, Texas 77002

                                with a copy to:

                                G. Michael Curran
                                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                1700 Pacific Avenue, Suite 4100
                                Dallas, Texas 75201-4675

or to such other address as may have been furnished to Indemnitee by FCLT or FCLT Loans, L.P. or to FCLT or FCLT Loans, L.P. by the Indemnitee, as the case may be.

        h. GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with the laws of the United States of America, and to the extent such law is not applicable, with the laws of the State of Texas.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                FEDERAL DEPOSIT INSURANCE CORPORATION,
                                in its corporate capacity

                                By: ROBERT CLARK by permission

                                    /s/ STEPHEN PRUSS
                                   -----------------------------------------
                                        Stephen Pruss

                                Name: Robert Clark
                                     ---------------------------------------
                                Title: Senior Counsel
                                     ---------------------------------------




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                                FEDERAL DEPOSIT INSURANCE CORPORATION
                                in its capacity as the FDIC Receivers

                                By:  /s/ THOMAS J. O'KEEFE, JR. 12/20/96
                                    ------------------------------------
                                Name:  Thomas J. O'Keefe, Jr.
                                Title: Regional Manager (Operations)



                                FIRSTCITY LIQUIDATING TRUST
                                By: FLEET NATIONAL BANK, as Trustee

                                By:  /s/ SUSAN T. KELLER
                                    ------------------------------------
                                Name:  Susan T. Keller
                                Title: Vice President



                                FCLT Loans, L.P., a limited partnership
                                By: FCLT LOANS ASSET CORP.
                                    its General Partner

                                By:  /s/ ROBERT W. BROWN
                                    ------------------------------------
                                Name:  Robert W. Brown
                                Title: President




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                    CONVEYANCE AND INDEMNIFICATION AGREEMENT

                                   EXHIBIT A

1.      First City - Beaumont
             Kristine Myer litigation for alleged wrongful repossession of her vehicle in July 1992.

2.      First City - Corpus Christi
             Potential environmental liability

3.      First City - Forth Worth
             Potential claim resulting from alleged misrepresentations that caused account holder to convert bank account to mutual fund in December 1992 (and resulting loss of value of the fund)

4.      November '96 claim for $20,000 First City Cashier's check.

5.      Any Depositor Claims.